UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31920 (Commission File Number)	20-0194477 (IRS Employer Identification No.)

One Town Center Boulevard, 17th Floor East Brunswick, New Jersey (Address of principal executive offices)	08816 (Zip Code)

Registrant’s telephone number, including area code:  (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 16, 2010, K-Sea Transportation Partners L.P. (the “Partnership”) issued 2,762,431 Series A Preferred Units (the “Preferred Units”) to KA First Reserve, LLC (“KA First Reserve”) in exchange for $15.0 million.  The Preferred Units were issued and sold at the second and final closing under that certain Securities Purchase Agreement, dated September 1, 2010 (the “Purchase Agreement”), by and between the Partnership, K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership, and KA First Reserve.  At the first closing under the Purchase Agreement, which occurred on September 10, 2010, the Partnership issued 15,653,775 Preferred Units to KA First Reserve in exchange for $85.0 million.

Pursuant to the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), KA First Reserve may convert the Preferred Units at any time into common units of the Partnership on a one-for-one basis, subject to certain antidilution protections.  The Preferred Units have a coupon of 13.5%, with payment-in-kind distributions through the quarter ended June 30, 2012 or, if earlier, until the Partnership resumes cash distributions on its common units, after which time distributions will be paid in cash.  The Partnership has an option to force the conversion of the Preferred Units after three years if (1) the price of its common units is 150% of the conversion price on average for 20 consecutive days on a volume-weighted basis, and (2) the average daily trading volume of its common units for such 20 day period exceeds 50,000 common units.  The Preferred Units were priced at $5.43 per unit, which represents a 10% premium to the 5-day volume weighted average price of the Partnership’s common units as of August 26, 2010.  The Preferred Units were issued and sold in private transactions exempt from registration under Section 4(2) of the Securities Act, and certain rules and regulations promulgated under that section.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Partnership Agreement, copies of which were filed as Exhibits 10.15 and 3.2, respectively, to the Company’s Annual Report on Form 10-K filed September 13, 2010 and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On September 16, 2010, the Partnership issued a press release announcing the second and final closing under the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The foregoing information is furnished pursuant to Item 7.01 of Regulation FD of the Securities Exchange Act of 1934, as amended, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated September 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

		By:	K-SEA GENERAL PARTNER L.P.,
its general partner

			By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: September 22, 2010	By:	/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated September 16, 2010